Exhibit 99.4

BlackRock, Inc.

Pro Forma Condensed Combined Financial Statements

December 31, 2004

(unaudited)

The consolidated statements of financial condition and income of SSR as of and for the year ended December 31, 2004 included in the unaudited pro forma condensed combined financial statements have been derived and condensed, as applicable, from the consolidated financial statements of SSR for the year ended December 31, 2004, audited by Deloitte & Touche LLP included elsewhere herein. The pro forma adjustments reflecting the allocation of the purchase price of SSR on the unaudited pro forma condensed combined statement of financial condition and the effect thereof on pro forma adjustments to the unaudited pro forma condensed combined statement of income are based on preliminary estimates and are subject to finalization. The unaudited pro forma condensed combined financial statements have been prepared as if the SSR acquisition had occurred as of December 31, 2004 for the unaudited pro forma condensed combined statement of financial condition and as of January 1, 2004 for the unaudited pro forma condensed combined statement of income. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements and should be read in conjunction with such statements. The unaudited pro forma condensed combined financial statements should also be read in conjunction with BlackRock’s audited consolidated financial statements and management’s discussion and analysis of financial condition and results of operations contained in the Form 10-K and the audited consolidated financial statements of SSR for the year ended December 31, 2004, included elsewhere herein. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the actual financial position or results of BlackRock’s operations had SSR actually been consummated on December 31, 2004 and January 1, 2004, respectively, or of BlackRock’s future financial position or results of operations.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Financial Condition

(Dollar amounts in thousands)

December 31, 2004

(unaudited)

	As Reported	SSRM Holdings, Inc	Adjustments For The Acquisition		Adjustments For Debt Offering		Pro Forma
Assets
Cash and cash equivalents	$457,673	$88,080	($236,616)(a)		$245,000	(m)	$554,089
Accounts receivable	165,342	46,276	—		—		211,618
Investments:
Marketable securities	227,497	79,623	—		—		307,120
SSRM Holdings, Inc.	—	—	273,828	(a)	—		—
			(273,828	)(b)
Property and equipment, net	93,701	11,529	(7,600	)(c)	—		97,630
Real estate held for sale	—	92,184	—		—		92,184
Intangible assets	184,110	18,099	(18,099	)(d)	—		443,463
			259,353	(e)
Deferred commissions	—	21,076	1,054	(f)	—		22,130
Other assets	16,912	36,505	(16,056	)(g)	5,000	(m)	41,711
			(650	)(h)

Total assets	$1,145,235	$393,372	($18,614)		$250,000		$1,769,993

Liabilities
Borrowings	$0	$99,840	$0		$250,000	(m)	$349,840
Accrued compensation	311,351	107,217	1,393	(h)	—		369,371
			(50,590	)(i)
Accounts payable and accrued liabilities	30,817	46,640	450	(j)	—		63,743
			(14,164	)(k)
Other liabilities	17,546	2,280	—		—		19,826

Total liabilities	359,714	255,977	(62,911)		250,000		802,780

Minority interest	17,169	—	—		—		17,169
Stockholders’ equity	768,352	137,395	7,085	(l)	—		950,044
			37,212	(a)

Total liabilities, minority interest and stockholders’ equity	$1,145,235	$393,372	($18,614)		$250,000		$1,769,993

See accompanying notes to unaudited pro forma condensed combined financial statements.

BlackRock, Inc.

Pro Forma Condensed Consolidated Statement of Income

Year ended December 31, 2004

(Dollar amounts in thousands, except share data)

(unaudited)

	As Reported	SSRM Holdings, Inc	Adjustments For The Acquisition		Adjustments For Debt Offering		Pro Forma
Revenue
Investment advisory and administration fees
Mutual funds	$220,949	$109,093	$0		$0		$330,042
Separate accounts	412,674	196,142	—		—		608,816
Other income	91,688	19,293	(1,536	)(k)	—		93,389
			(16,056	)(g)

Total revenue	725,311	324,528	(17,592)		—		1,032,247

Expense
Employee compensation and benefits	391,138	221,914	(51,840	)(i)	—		561,212
General and administration	161,331	68,701	(6,752	)(k)	—		220,854
			(2,426	)(c)
Amortization of intangible assets	947	—	6,600	(e)	—		7,547
Impairment of intangible assets	6,097	—	—		—		6,097

Total expense	559,513	290,615	(54,418)		—		795,710

Operating income	165,798	33,913	36,826		—		236,537

Non-operating income (expense)
Investment income	35,475	3,457	—		—		38,932
Interest expense	(835)	—	—		(7,563	)(m)	(8,398)

Total non-operating income (expense)	34,640	3,457	—		(7,563)		30,534

Income before income taxes and minority interest	200,438	37,370	36,826		(7,563)		267,071
Income taxes	52,264	14,203	13,626	(n)	(2,798	)(n)	77,295

Income before minority interest	148,174	23,167	23,200		(4,765)		189,776
Minority interest	5,033	—	—		—		5,033

Net income	$143,141	$23,167	$23,200		($4,765)		$184,743

Earnings per share
Basic	$2.25						$2.88
Diluted	$2.17						$2.78

Weighted-average shares outstanding
Basic	63,688,955		549,223	(o)			64,238,178
Diluted	65,960,473		549,223	(o)			66,509,696

See accompanying notes to unaudited pro forma condensed combined financial statements.

BlackRock, Inc.

Notes to the Pro Forma Condensed Combined Financial Statements

December 31, 2004

(Dollar amounts in thousands, except share and lease data)

(unaudited)

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of financial condition are based on historical consolidated statements of financial condition of BlackRock, Inc. (“BlackRock” or the “Company”) and SSRM Holdings, Inc. (“SSR”) and have been prepared as if the SSR acquisition had occurred as of December 31, 2004 for the unaudited pro forma condensed combined statement of financial condition and as of January 1, 2004 for the unaudited pro forma condensed combined statement of income.

You should not rely on the unaudited pro forma condensed combined financial statements as being indicative of the historical results that would have occurred had BlackRock and SSR been combined during 2004 or the future results that may be achieved after the merger.

On a combined basis, there were no transactions between BlackRock and SSR during the years presented excluding certain acquisition related items. There are no significant differences between the accounting policies of BlackRock and SSR.

The pro forma combined provision for income taxes may not represent the amounts that would have resulted had BlackRock and SSR filed consolidated income tax returns during the year presented.

2.	Preliminary Purchase Price Allocation

The initial purchase price for the acquisition of SSR was as follows:

Summary of consideration, net of cash acquired
Cash	$236,616
Restricted class A common stock, at fair value	37,212
Liabilities assumed	236,036

Total purchase price	$509,864

Additional cash consideration, which could increase the purchase price, excluding the assumption of SSR’s liabilities, by up to 25%, may be paid over 5 years contingent on certain measures.

The Company obtained an independent third-party valuation of identifiable intangible assets, which primarily consisted of investment management contracts and SSR’s assembled workforce. The excess of the fair value of the assets acquired, including the value of the identifiable intangible assets and assembled workforce, which is reflected as goodwill in the unaudited pro forma combined statement of financial condition, over the total purchase price (“negative goodwill”) has been applied as reduction to the fair value of the property and equipment, identifiable intangible assets and goodwill acquired by the Company on January 31, 2005. These fair values are based on current information and are subject to change.

BlackRock, Inc.

Notes to the Pro Forma Condensed Combined Financial Statements (continued)

2.	Preliminary Purchase Price Allocation (continued)

The following table presents the unaudited estimated fair values of the assets acquired, following the application of negative goodwill:

Accounts receivable	$13,690
Assets held for sale	112,184
Investments	74,079
Property and equipment	3,317
Deferred mutual fund commissions	20,824
Other assets	26,462
Goodwill	10,710
Management contracts acquired	248,598

Total purchase price	$509,864

Included in investments are two equity interests in collateralized debt obligations managed by SSR. SSR accounted for these investments in accordance with Emerging Issue Task Force Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,” which, among other things, requires the investor to carry an investment based on management’s estimate of its future cash flows, taking into account both timing and amount. Due to an improvement in the expected future cash flows of these investments, the Company increased their respective carrying values by approximately $1,100.

Property and equipment with a carrying value of approximately $6,900 were written off, reflecting assets that will not be used in the Company’s ongoing operations. The Company reduced the carrying value of property and equipment by an additional $700 due to the application of negative goodwill.

The Company intends to factor deferred mutual fund commissions assumed from SSR to third party financial intermediaries. The carrying value of deferred mutual fund commissions was increased by approximately $1,000, reflecting dealer quotes received by the Company.

BlackRock, Inc.

Notes to the Pro Forma Condensed Combined Financial Statements (continued)

2.	Preliminary Purchase Price Allocation (continued)

Management contracts acquired consists of investment management contracts over mutual funds, institutional separate accounts, private investment funds and collateralized debt obligations. A summary of management contracts acquired and the intangible assets’ weighted average estimated useful lives is as follows:

	Weighted-avg. estimated useful life	Carrying Amount
Management contracts acquired:
Mutual funds	N/A	$159,622
Private investment funds	N/A	35,807

Total unamortized intangible assets		195,429

Management contracts acquired:
Institutional separate accounts	10.7	47,272
Collaterized debt obligations	9.0	5,151
Private investment funds	1.4	746

Total amortized intangible assets	10.4	53,169

Total intangible assets		$248,598

Future expected amortization of intangible assets expense related to SSR management contracts acquired for each of the five succeeding years is as follows:

2005	$6,174
2006	6,128
2007	6,073
2008	6,073
2009	6,073

3.	Convertible Debt Offering

In February 2005, the Company issued $250,000 aggregate principal amount of convertible debentures (the “Debentures”), which will be due in 2035 and bear interest at a rate of 2.625% per annum. The Company used a portion of the net proceeds from this issuance to retire a $150,000 bridge promissory note, the proceeds of which were used to fund a portion of the purchase price for the SSR acquisition.

BlackRock, Inc.

Notes to the Pro Forma Condensed Combined Financial Statements (continued)

3.	Convertible Debt Offering (continued)

Prior to February 15, 2009, the Debentures will be convertible, only under certain conditions, at the option of the holder into cash and, in certain circumstances, shares of the Company’s class A common stock at an initial conversion rate of 9.7282 shares of class A common stock per $1 principal amount of Debentures, subject to adjustments, representing a premium of 32.5% to the last reported sale price of the Company’s class A common stock on February 16, 2005 of $77.58. On and after February 15, 2009, the Debentures will be convertible at any time prior to maturity at the option of the holder into cash and, in certain circumstances, shares of class A common stock at the above initial conversion rate, subject to adjustments.

Beginning February 20, 2010, the Company may redeem any of the Debentures at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any. Holders may require the Company to repurchase the Debentures at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any, on February 15, 2010, 2015, 2020, 2025 and 2030, or at any time prior to their maturity upon the occurrence of certain events.

4.	Pro Forma Adjustments

(a)	To reflect the Company’s acquisition of all outstanding shares of SSR’s common stock on January 31, 2005.

(b)	To eliminate the Company’s investment in SSR.

(c)	To reflect the write off of property and equipment that will not be used in the Company’s ongoing operations, a reduction of property and equipment through the application of negative goodwill and related depreciation benefits.

(d)	To reverse SSR’s previously recorded intangible assets.

(e)	To record the fair value of management contracts and assembled workforce acquired from SSR, net of applicable negative goodwill, and related amortization expense.

(f)	To record deferred mutual fund commissions at fair value as derived from third party dealer quotes.

(g)	To eliminate an intercompany receivable due and other income earned from the Company. Under the terms of the respective stock purchase agreement, the Company agreed to assume certain severance costs that will be paid to SSR employees during 2005 and were expensed by SSR during 2004.

(h)	To reverse a prepaid pension asset related to SSR’s defined benefit pension plan and record the Company’s obligation under the plan. Based on an independent actuarial evaluation, the Company estimated the plan’s projected benefit obligation exceeded the fair value of its plan assets by approximately $1,400 at January 31, 2005.

(i)	To reverse additional compensation related to severance and retention payments directly attributable to the Company’s acquisition of SSR.

(j)	To record an obligation for closing costs related to a facility that will not be used in the Company’s ongoing operations.

(k)	To reflect benefits associated with the assignment of an operating lease to Metropolitan Life Insurance Company (“MetLife”) over approximately 200,000 square feet at an average rent of approximately $65 per square foot through 2013, the termination of a related sublease between SSR and MetLife for a portion of the space and the reversal of deferred rent credits under the assigned lease. In addition, MetLife entered into a sublease agreement with SSR for approximately 73,000 square feet at an average rental of approximately $38 per square foot through 2013. Expenses to be incurred under SSR’s sublease agreement with MetLife have been reflected in this pro forma adjustment.

(l)	To record impact of pro forma adjustments on stockholders’ equity.

BlackRock, Inc.

Notes to the Pro Forma Condensed Combined Financial Statements (continued)

4.	Pro Forma Adjustments (continued)

(m)	To reflect the convertible debt issuance, and related interest expense, used to finance the SSR acquisition (see Note 2). Bond issuance costs will be amortized under the straight-line method, which approximates the effective interest method, over five years, the point at which the Company can redeem the bonds, and is recorded in other assets in the unaudited pro forma condensed combined statement of financial condition.

(n)	To reflect the tax impact of pro forma adjustments using the Company’s effective tax rate.

(o)	To reflect the issuance of restricted shares of the Company’s class A common stock as a portion of the purchase price.